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                                                                 EXHIBIT 23


     CONSENT OF INDEPENDENT AUDITORS


          We consent to the incorporation by refence in the Registration Statement (Form S-8, No. 33-57065) pertaining to the United Industrial Corporation 401(K) Retirement Savings Plan, and in the Registration Statement (Form S-8, No. 33-53911) pertaining to the United Industrial Corporation 1994 Stock Option Plan, of our report dated February 28, 1995, with respect to the consolidated financial statments and schedules included in the Annual Report (Form 10-K) for the year ended December 31, 1994.



                                        ERNST & YOUNG LLP
                                        New York, New York

     March 24, 1995









































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